SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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INTEL CORPORATION

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Annual Stockholders’ meeting and proxy vote set for May

Intel this week published its 2004 annual report and proxy statement, in preparation for the company’s Annual Stockholders’ Meeting which will be held on May 18.

All Intel stockholders, including Intel employees who own shares of stock, have the right to vote. The proxy asks stockholders to:

•	Ratify the company’s selection of Ernst & Young as Intel’s auditors and discusses funds paid to Ernst & Young.

•	Approve the amended 2004 Equity Incentive Plan. The amendments extend the plan until June 2007 and add more shares for future awards under the Plan.

•	Approve the extension of the Executive Officer Incentive Plan which allows the company tax deductibility of performance-based compensation paid to the CEO and four other most highly compensated executive officers similar in form to the Employee Bonus (EB).

The company is recommending a vote FOR each of these three proposals. Please refer to the Proxy materials for more detailed explanation of these proposals.

Stockholders will also be electing Intel’s board of directors at the annual meeting. Andy Grove will step off the board and retire from his position as Chairman to assume the position of senior advisor to the Board. The company is searching for a new independent director and expects to name a new director in 2005, sometime after the annual meeting.

The Annual Stockholders Meeting will be held at 8:30am on May 18, at the Santa Clara Convention Center. See sidebar on voting instructions and information on the purpose of the Annual Stockholders’ Meeting

—Sidebar—

What is the purpose of the Annual Stockholders’ Meeting?

Almost all companies have a formal annual meeting of stockholders at which time the directors of the company are elected to serve for the following year, and to vote on any other specific items that are on the agenda

What is a proxy statement? The proxy statement describes the proposals presented to the stockholders for vote and information on how to vote. Intel has approximately three million stockholders, but only a few hundred actually attend the Annual Stockholders’ Meeting. Most of the other stockholders vote on the proposals by submitting their votes before the Annual Meeting. Each share of stock entitles the owner to one vote on each proposal on the agenda. Each share also entitles the owner to vote for a number of candidates for director equal to the number of directors being elected.

How will I learn about the voting process? Each stockholder will receive voting information along with the proxy statement. The voting information will explain the steps required to submit votes. Stockholders may receive multiple sets of voting information if they hold Intel stock in multiple brokerage accounts. Stockholders should submit their votes for each set of voting information they receive. Depending on your prior instructions, the proxy statement and voting information may be delivered electronically or by mail in paper form.